Exhibit 10.2

FERMAVIR PHARMACEUTICALS, INC.
REPURCHASE OPTION AGREEMENT

THIS AGREEMENT is made as of March 16, 2006 between FermaVir Pharmaceuticals, Inc., a Florida corporation (the “Company”), and Chris McGuigan (the “Shareholder”).

WHEREAS the Shareholder was a founder of FermaVir Research, Inc. a Delaware corporation, which the Company acquired in August 2005 (“FermaVir Research”); and

WHEREAS the Shareholder acquired 1,029,000 shares of the Company’s common stock, $.0001 par value (the “Shares”) in exchange for shares he had purchased from FermaVir Research; and

WHEREAS, assuming the Shareholder’s active participation in the research and development conducted by Fermavir Research is critical to the Company’s ability to raise capital and fund the development of the “Licensed Subject Matter,” as defined in that Patent and Technology License Agreement dated February 2, 2005 between University College Cardiff Consultants Limited and FermaVir Research (formerly named Contravir Research, Inc.).

THEREFORE, the parties agree as follows:

1. Consideration. In consideration of the option granted to the Company, the Company will enter into a technology acquisition agreement with the Shareholder and certain other option holders, in the form annexed hereto as Exhibit A (the “Technology Acquisition Agreement”).

2. Repurchase Option.

(a) The Shareholder hereby grants to the Company an irrevocable, exclusive option for a period of one hundred twenty (120) days (the “Option Period”) from the “Trigger Event” (defined below) to repurchase up to 926,100 of the Shares which have not been released pursuant to Section 3 herein (the “Unreleased Shares”) for the aggregate price of $114,000,000 (the “Repurchase Price”). For the purposes of this Agreement, the “Trigger Event” shall mean the earlier of the Company’s abandonment of the development of the Licensed Subject Matter or December 31, 2006, unless on or before such date, Phase I Clinical Trials (defined as first dosing in humans) have commenced for a product utilizing the Licensed Subject Matter (as reasonably determined by the Company, provided such determination will not be necessary if, following receipt of all requisite regulation approvals, human patients have been administered a product incorporating the Licensed Subject Matter). Said option shall be exercised by the Company by delivering written notice to the Shareholder or the Shareholder’s executor (with a copy to the Escrow Holder (as defined in Section 6)) AND, at the Company’s option, (i) by delivering to the Shareholder or the Shareholder’s executor a check in the amount of the aggregate Repurchase Price, or (ii) by the Company canceling an amount of the Shareholder’s indebtedness to the Company, if any, equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

(b) Whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors of the Company or other persons or organizations to exercise all or a part of the Company’s purchase rights under this Agreement and purchase all or a part of such Shares.

3. Release of Shares From Repurchase Option.

(a) The Shares shall be released from the Company’s repurchase option upon the commencement of Phase I clinical trials of a product incorporating the Licensed Subject Matter.

(b) In the event a Trigger Event has occurred and the Company has not abandoned the development of the Licensed Subject Matter, the Shares shall be released from the Company’s repurchase option upon the commencement of Phase I clinical trials of a product incorporating the Licensed Subject Matter.

(c) In the event of a “Change of Control” of the Company prior to a Trigger Event, all of the Shares shall be released from the Company’s repurchase option. For this purpose, a “Change of Control” is defined as:

(i)
Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than a group consisting of the Company’s shareholders as of the date of the Closing and their Parents and Subsidiaries) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 75% or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)
The consummation of a merger, consolidation, reorganization, sale of stock or similar transaction in which the shareholders of the Company before such transaction (and their Parents and Subsidiaries) own less than 50% of the voting stock or voting power of the surviving entity immediately after such transaction; or

(iii)	The consummation of the sale or disposition of all or substantially all of the Company’s assets.

(d) The Shares which have been released from the Company’s repurchase option shall be delivered to the Shareholder at the Shareholder’s request (see Section 5).

4.  Restriction on Transfer. Except for the escrow described in Section 5 or transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the Company’s repurchase option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

5.  Escrow of Shares.

(a) To ensure the availability for delivery of the Shareholder’s Unreleased Shares upon repurchase by the Company pursuant to the Company’s repurchase option under Section 2 above, the Shareholder shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the “Escrow Holder”) the share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit B-1. The Unreleased Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Shareholder attached as Exhibit B-2 hereto, until such time as the Company’s repurchase option expires. As a further condition to the Company’s obligations under this Agreement, the spouse of Shareholder, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit B-3.

(b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow and while acting in good faith and in the exercise of its judgment.

(c) If the Company or any assignee exercises its repurchase option hereunder, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

(d) When the repurchase option has been exercised or expires unexercised or a portion of the Shares has been released from such repurchase option, upon Shareholder’s request the Escrow Holder shall promptly cause a new certificate to be issued for such released Shares and shall deliver such certificate to the Company or the Shareholder, as the case may be.

(e) Subject to the terms hereof, the Shareholder shall have all the rights of a shareholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company’s repurchase option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Shareholder is entitled by reason of the Shareholder’s ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Shares” for purposes of this Agreement and the Company’s repurchase option.

6.  Legends.

(a) Shareholder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A REPURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. Shareholder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.  Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

8.  General Provisions.

(a) This Agreement shall be governed by the laws of the State of New York. This Agreement, including the Exhibits hereto, represent the entire agreement between the parties with respect to the Company’s option to purchase the Shares.

(b) Any notice, demand or request required or permitted to be given by either the Company or the Shareholder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

(c) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Shareholder under this Agreement may only be assigned with the prior written consent of the Company.

(d) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(e) The Shareholder agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f) SHAREHOLDER ACKNOWLEDGES AND AGREES THAT THE RELEASE OF SHARES FROM THE REPURCHASE OPTION OF THE COMPANY PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY COMMENCEMENT OF PHASE I CLINICAL TRIALS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By Shareholder’s signature below, Shareholder represents that he is familiar with the terms and provisions of this Agreement and hereby accepts this Agreement subject to all of the terms and provisions thereof Shareholder has reviewed this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Shareholder agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement. Shareholder further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.

SHAREHOLDER	FERMAVIR PHARMACEUTICALS, INC.

/s/ Chris McGuigan	/s/ Geoffrey W. Henson
Signature	Signature

Chris McGuigan	Geoffrey W. Henson
Printed Name	Printed Name
President and CEO
Title

EXHIBIT A

TECHNOLOGY ACQUISITION AGREEMENT

EXHIBIT B-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, Chris McGuigan, hereby sell, assign and transfer unto _______________ ( ) shares of the Common Stock of FermaVir Pharmaceuticals, Inc. standing in my name of the books of said corporation represented by Certificate No. ___________ herewith and do hereby irrevocably constitute and appoint _________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Option Agreement between said corporation and the undersigned dated _________________, 2006.

Dated:________________, 20__

Signature: __________________

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “repurchase option,” as set forth in the Agreement, without requiring additional signatures on the part of the Shareholder.

EXHIBIT A-3

JOINT ESCROW INSTRUCTIONS

____________________, 2006

FERMAVIR PHARMACEUTICALS, INC.

Attn:	Secretary

Dear____________:

As Escrow Agent for both FermaVir Pharmaceuticals, Inc., a Florida corporation (the “Company”), and the undersigned purchaser of stock of the Company (the “Shareholder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1.  In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s repurchase option set forth in the Agreement, the Company shall give to Shareholder and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Shareholder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.  At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s repurchase option.

3.  Shareholder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement Shareholder does hereby irrevocably constitute and appoint you as Shareholder’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of; the securities. Subject to the provisions of this paragraph 3, Shareholder shall exercise all rights and privileges of the Company while the stock is held by you.

4.  Upon written request of the Shareholder, but no more than once per calendar year, unless the Company’s repurchase option has been exercised, you will deliver to Shareholder a certificate or certificates representing so many shares of stock as are not then subject to the Company’s repurchase option. Within one hundred twenty (120) days after cessation of Shareholder’s continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Shareholder a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s repurchase option.

5.  If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Shareholder, you shall deliver all of the same to Shareholder and shall be discharged of all further obligations hereunder.

6.  Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.  You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Shareholder while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.  You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.  You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.  You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.  You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.  Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.  If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.  It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto.

COMPANY:	FERMAVIR PHARMACEUTICALS, INC.

PURCHASER:	CHRIS MCGUIGAN

ESCROW AGENT:	___________________________

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Very truly yours,

FERMAVIR PHARMACEUTICALS, INC.

By:	____________________________

Title:	____________________________

SHAREHOLDER:

_________________________________________
(Signature)

Chris McGuigan
(Typed or Printed Name)

ESCROW AGENT:

_________________________________________
Corporate Secretary or Assistant Corporate Secretary

EXHIBIT B-3

CONSENT OF SPOUSE

I, spouse of__________________________ have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of FermaVir Pharmaceuticals, Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:________________,2006	Signed: ___________________________